Exhibit 23.9

Consent of Independent Accountants

SFX Entertainment, Inc.

New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 12, 2013 relating to the consolidated financial statements of Nightlife Holdings, LLC (fka MMG Nightlife, LLC), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

September 30, 2013